News Release
Contacts:
Integra LifeSciences Holdings Corporation
John B. Henneman, III                    Investor Relations:
Corporate Vice President,                 Angela Steinway
Finance and Administration,                 (609) 936-2268
and Chief Financial Officer
(609) 275-0500     angela.steinway@integralife.com

Integra LifeSciences Reports Fourth Quarter 2012 Financial Results
Constant Currency Growth of 5.7%
Introduces 2013 Full-Year Guidance

Plainsboro, New Jersey, February 21, 2013 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter ending December 31, 2012. Total revenues for the fourth quarter were $214.4 million, reflecting an increase of $10.9 million, or 5.4%, over the fourth quarter of 2011. Total revenues in the full year of 2012 were $830.9 million, reflecting an increase of $50.8 million, or 6.5%, over 2011.
Excluding the impact of currency exchange rates, revenues increased 5.7% over the fourth quarter of 2011 and 7.4% over the full year 2011.
The Company reported GAAP net income of $12.8 million, or $0.46 per diluted share, for the fourth quarter of 2012, compared to GAAP net income of $4.6 million, or $0.16 per diluted share, for the fourth quarter of 2011. The Company reported GAAP net income of $41.2 million, or $1.44 per diluted share, for the full year 2012, compared to GAAP net income of $28.0 million, or $0.95 per diluted share in 2011.
Net income for the fourth quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $22.0 million, or $0.78 per diluted share, compared to adjusted net income of $20.6 million, or $0.72 per diluted share, in the fourth quarter of 2011. Adjusted net income for the full year 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $87.2 million, or $3.06 per diluted share, compared to $82.2 million, or $2.79 per diluted share in 2011.
“We are pleased to have hit our growth objectives and the high end of the guidance we provided a year ago,” said Peter Arduini, President and Chief Executive Officer. “The entire organization is focused on executing our strategy and growing the company.”
Integra used $3.8 million of cash for operations in the fourth quarter of 2012, including a $29.8 million tax withholding payment made in connection with the release of the former CEO's deferred stock units. Integra also invested $24.7 million in capital expenditures in the fourth quarter of 2012. For the full year ended December 31, 2012, Integra's cash flows from operations totaled $58.7 million, including the tax withholding payment and $30.6 million of accreted interest paid at the maturity of the Company's 2012 Senior Convertible Notes. The Company invested $69.0 million in capital expenditures during the year.
Adjusted EBITDA for the fourth quarter of 2012 was $40.7 million, an increase of 4.9% compared to the fourth quarter last year. Adjusted EBITDA excluding stock-based compensation for the fourth quarter of 2012 was $43.1 million, an increase of 3.1% compared to the fourth quarter last year. Adjusted EBITDA for the full year 2012 was $166.3 million, an increase of 7.5% compared to last year. Adjusted EBITDA excluding stock-based compensation for the full year 2012 was $175.4 million, an increase of 4.3% compared to last year. All references to EBITDA in this paragraph were computed with the adjustments to GAAP reporting set forth in the attached reconciliations.

For the fourth quarter and full year 2012, both GAAP and adjusted net income include a benefit to interest expense reflecting an out-of-period correction for interest expense that should have been capitalized as part of capital projects not yet placed in service.
Because the American Taxpayer Relief Act of 2012 was not enacted until 2013, the extension of the R&D tax credit for 2012 is not recognized in the Company's 2012 financial results and instead will be reflected in the Company's 2013 GAAP and adjusted financial results.

Outlook for 2013
The Company expects 2013 revenues for the full year to be between $865 million and $880 million. The Company expects its GAAP earnings per diluted share for the full year to be between $1.68 and $1.87 and adjusted earnings per diluted share to be between $3.08 and $3.27.
“Our plan for 2013 anticipates strong execution, both by our sales organizations and on the cost savings initiatives we laid out last fall," said Jack Henneman, Chief Financial Officer. “The Medical Device Excise Tax and new depreciation on our ERP system will temper otherwise robust margin improvement in the business."
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 8:30 AM ET today, Thursday, February 21, 2013 to discuss financial results for the fourth quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 913-312-0417 and using the passcode 9249791. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through March 7, 2013 by dialing 719-457-0820 and using the passcode 9249791. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively; global macroeconomic conditions; the effects of inventory reduction initiatives by the Company's instruments distributors; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and fourth-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2011 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) Plainsboro, New Jersey manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) facility optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) impairment charges; (viii) European entity restructuring charges; (ix) certain executive compensation charges; (x) financing charges; (xi) convertible debt non-cash interest; (xii) intangible asset amortization expense; and (xiii) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter and year ended December 31, 2012 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters and years ended December 31, 2012 and 2011 appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total revenues	$214,432	$203,523	$830,871	$780,078

Costs and expenses:
Cost of goods sold	81,930	82,740	314,427	299,150
Research and development	12,864	13,402	51,012	51,451
Selling, general and administrative	96,529	94,808	373,114	358,132
Intangible asset amortization	4,551	4,824	18,536	16,433
Total costs and expenses	195,874	195,774	757,089	725,166
Operating income	18,558	7,749	73,782	54,912
Interest income	312	111	1,205	465
Interest expense	(1,656)	(7,862)	(22,237)	(27,640)
Other income (expense), net	(603)	378	(721)	757
Income before income taxes	16,611	376	52,029	28,494
Income tax expense (benefit)	3,825	(4,184)	10,825	505
Net income	12,786	4,560	41,204	27,989
Diluted net income per share	$0.46	$0.16	$1.44	$0.95
Weighted average common shares outstanding for diluted net income per share	28,064	28,434	28,516	29,495

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Change	2012	2011	Change
U.S. Neurosurgery	$45,502	$43,406	4.8%	$171,278	$165,652	3.4%
U.S. Instruments	41,591	38,901	6.9%	162,323	155,833	4.2%
U.S. Extremities *	31,251	28,768	8.6%	122,847	98,109	25.2%
U.S. Spine & Other	47,725	45,594	4.7%	190,546	174,479	9.2%
International *	48,363	46,854	3.2%	183,877	186,005	(1.1)%
Total Revenue	$214,432	$203,523	5.4%	$830,871	$780,078	6.5%

Impact of changes in currency exchange rates	$626	$—		$6,798	$—
Total revenues excluding the effects of currency exchange rates	$215,058	$203,523	5.7%	$837,669	$780,078	7.4%

* The Company revised revenues in the U.S. Extremities and International segments in the fourth quarter and full year of 2011. This revision moves $1.0 million of international revenues resulting from the Ascension acquisition from the U.S. Extremities segment to the International segment during those periods.

The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument and Private Label product sales in those regions are managed by their respective U.S. divisions. Therefore, from a geographic perspective, Non-U.S. revenue (see below) exceeds that of our International segment.
Worldwide product category revenues are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Change	2012	2011	Change
WW Orthopedics*	$93,279	$89,504	4.2%	$369,312	$328,933	12.3%
U.S.	78,902	74,164	6.4%	312,868	271,837	15.1%
Non-U.S.	14,377	15,340	(6.3)%	56,444	57,096	(1.1)%
WW Neurosurgery	74,028	69,409	6.7%	277,527	272,538	1.8%
U.S.	45,268	43,217	4.7%	170,735	165,283	3.3%
Non-U.S.	28,760	26,192	9.8%	106,792	107,255	(0.4)%
WW Instruments	47,125	44,610	5.6%	184,032	178,607	3.0%
U.S.	40,573	38,241	6.1%	159,227	152,826	4.2%
Non-U.S.	6,552	6,369	2.9%	24,805	25,781	(3.8)%
Total Revenue	$214,432	$203,523	5.4%	$830,871	$780,078	6.5%

*The WW Orthopedics revenue category includes segment revenue from U.S. Extremities, U.S. Spine & Other, and International segment revenue related to those product areas.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2012

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Plainsboro, New Jersey manufacturing facility remediation costs	$746	$746	$—	$—	$—	$—
Global ERP implementation charges	4,287	—	4,287	—	—	—
Facility optimization charges	2,617	838	1,779	—	—	—
Certain employee termination charges	217	156	61	—	—	—
Discontinued product lines charges	310	310	—	—	—	—
Acquisition-related charges	485	485	—	—	—	—
Convertible debt non-cash interest	236	—	—	—	236	—
Intangible asset amortization expense	6,132	1,582	—	4,550	—	—
Estimated income tax impact from adjustments and other items	(5,850)	—	—	—	—	(5,850)
Depreciation expense	7,357
Stock-based compensation expense	2,420

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc (Exp) - Interest income (expense), net

e)	Tax - Income tax expense

Three Months Ended December 31, 2011
(In thousands)

Item	Total Amount	COGS (a)	R&D (b)	SG&A (c)	Amort. (d)	Interest Exp/(Inc) (e)	Tax (f)
Global ERP implementation charges	$5,236	$—	$—	$5,236	$—	$—	$—
Certain employee termination and related charges	1,859	—	369	1,490	—	—	—
Facility optimization charges	829	829	—	—	—	—	—
Discontinued product lines charges	262	262	—	—	—	—	—
Acquisition-related charges	1,026	1,373	—	(347)	—	—	—
Plainsboro, New Jersey manufacturing facility remediation costs	4,082	4,082	—	—	—	—	—
Certain executive compensation charges	4,912	—	—	4,912	—	—	—
Convertible debt non-cash interest	3,472	—	—	—	—	3,472	—
Intangible asset amortization expense	7,003	2,179	—	—	4,824	—	—
Estimated income tax impact from adjustments and other items	(12,643)	—	—	—	—	—	(12,643)
Depreciation expense	5,866	—	—	—	—	—	—
Stock-based compensation expense	2,996	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	R&D - Research and development

c)	SG&A - Selling, general and administrative

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2012

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Plainsboro, New Jersey manufacturing facility remediation costs	$7,939	$7,939	$—	$—	$—	$—
Global ERP implementation charges	16,384	—	16,384	—	—	—
Facility optimization charges	10,098	3,720	6,378	—	—	—
Certain employee termination charges	1,356	449	907	—	—	—
Discontinued product lines charges	1,368	1,368	—	—	—	—
Acquisition-related charges	2,808	2,808	—	—	—	—
Intangible asset impairment charges	141	141	—	—	—	—
Convertible debt non-cash interest	8,520	—	—	—	8,520	—
Intangible asset amortization expense*	24,991	6,455	—	18,536	—	—
Estimated income tax impact from adjustments and other items	(27,590)	—	—	—	—	(27,590)
Depreciation expense	27,479
Stock-based compensation expense	9,051

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest Inc (Exp) - Interest income (expense), net

e)	Tax - Income tax expense

* This amount excludes $141 of intangible asset amortization expense included in "intangible asset impairment charges" above.

Twelve Months Ended December 31, 2011
(In thousands)

Item	Total Amount	COGS (a)	R&D (b)	SG&A (c)	Amort. (d)	Interest Exp(Inc) (e)	Tax (f)
Global ERP implementation charges	$17,068	$—	$—	$17,068	$—	$—	$—
Facility optimization charges	2,956	2,262	—	694	—	—	—
European entities restructuring charges	378	—	—	378	—	—	—
Discontinued product lines charges	3,926	2,038	—	1,888	—	—	—
Acquisition-related charges	5,253	3,254	300	1,699	—	—	—
Certain employee termination and related charges	2,705	34	369	2,302	—	—	—
Intangible asset impairment charges	2,648	1,597	—	—	1,051	—	—
Plainsboro, New Jersey manufacturing facility remediation costs	5,830	5,830	—	—	—	—	—
Certain executive compensation charges	13,391	—	—	13,391	—	—	—
Convertible debt non-cash interest	10,521	—	—	—	—	10,521	—
Financing Charge	790	—	—	—	—	790	—
Intangible asset amortization expense*	21,979	6,597	—	—	15,382	—	—
Estimated income tax impact from adjustments and other items	(33,244)	—	—	—	—	—	(33,244)
Depreciation expense	23,657	—	—	—	—	—	—
Stock-based compensation expense	13,514	—	—	—	—	—	—

* This amount excludes $2,648 of intangible asset amortization expense included in "intangible asset impairment charges" above.

a)	COGS - Cost of goods sold

b)	R&D - Research and development

c)	SG&A - Selling, general and administrative

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

GAAP net income	$12,786	$4,560	$41,204	$27,989
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	13,489	12,869	52,470	45,636
Other (income) expense, net	603	(378)	721	(757)
Interest (income) expense, net	1,344	7,751	21,032	27,175
Income tax expense (benefit)	3,825	(4,184)	10,825	505
Plainsboro, New Jersey manufacturing facility remediation costs	746	4,082	7,939	5,830
Global ERP implementation charges	4,287	5,236	16,384	17,068
Facility optimization charges	2,617	829	10,098	2,956
Certain employee termination charges	217	1,859	1,356	2,705
Discontinued product lines charges	310	262	1,368	3,926
Intangible asset impairment charges	—	—	141	2,648
Acquisition-related charges	485	1,026	2,808	5,253
Changes related to restructuring European entities	—	—	—	378
Certain executive compensation charges	—	4,912	—	13,391
Total of non-GAAP adjustments	27,923	34,264	125,142	126,714
Adjusted EBITDA	$40,709	$38,824	$166,346	$154,703
Stock-based compensation	2,420	2,996	9,051	13,514
Adjusted EBITDA excluding stock-based compensation	$43,129	$41,820	$175,397	$168,217

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

GAAP net income	$12,786	$4,560	$41,204	$27,989
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	746	4,082	7,939	5,830
Global ERP implementation charges	4,287	5,236	16,384	17,068
Facility optimization charges	2,617	829	10,098	2,956
Intangible asset impairment charges	—	—	141	2,648
Certain employee termination charges	217	1,859	1,356	2,705
Discontinued product lines charges	310	262	1,368	3,926
Acquisition-related charges	485	1,026	2,808	5,253
European entity restructuring charges	—	—	—	378
Certain executive compensation charges	—	4,912	—	13,391
Financing charges	—	—	—	790
Convertible debt non-cash interest	236	3,472	8,520	10,521
Intangible asset amortization expense	6,132	7,003	24,991	21,979
Estimated income tax impact from adjustments and other items	(5,850)	(12,643)	(27,590)	(33,244)

Total of non-GAAP adjustments	9,180	16,038	46,015	54,201
Adjusted net income	$21,966	$20,598	$87,219	$82,190
Adjusted diluted net income per share	$0.78	$0.72	$3.06	$2.79
Weighted average common shares outstanding for diluted net income per share	28,064	28,434	28,516	29,495

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2012	2011

Cash and cash equivalents	$96,938	$100,808
Accounts receivable, net	114,916	118,129
Inventory, net	171,806	171,261

Bank line of credit	321,875	179,688
Convertible securities	197,672	352,576

Stockholders' equity	517,775	492,638

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2013
	Low	High
GAAP net income	$47,440	$52,840
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	1,630	1,630
Global ERP implementation charges	16,270	16,270
Facility optimization charges	18,340	18,340
Acquisition-related charges	1,400	1,400
Convertible debt non-cash interest	6,220	6,220
Intangible asset amortization expense	19,010	19,010
Estimated income tax impact from adjustments and other items	(23,510)	(23,510)

Total of non-GAAP adjustments	39,360	39,360
Adjusted net income	$86,800	$92,200
GAAP diluted net income per share	$1.68	$1.87
Non-GAAP adjustments detailed above (per share)	$1.40	$1.40
Adjusted diluted net income per share	$3.08	$3.27
Weighted average common shares outstanding for diluted net income per share	28,200	28,200

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2013

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Plainsboro, New Jersey manufacturing facility remediation costs	$1,630	$1,630	$—	$—	$—	$—
Global ERP implementation charges	16,270	—	16,270	—	—	—
Facility optimization charges	18,340	13,630	4,710	—	—	—
Acquisition-related charges	1,400	1,400	—	—	—	—
Convertible debt non-cash interest	6,220	—	—	—	6,220	—
Intangible asset amortization expense	19,010	—	—	19,010	—	—
Estimated income tax impact from adjustments and other items	23,510	—	—	—	—	23,510

Source: Integra LifeSciences Holdings Corporation